SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:    May 9, 2002
(Date of earliest event reported)

TIVO INC.
(exact name of registrant as specified in its charter)

Commission File:    000-27141
Delaware	77-0463167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2160 Gold Street
P.O. Box 2160
Alviso, California 95002
(Address of Principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

ITEM 4.    Changes in Registrant’s Certifying Accountant

On May 9, 2002, the Executive Committee of the Board of Directors of TiVo Inc. (“TiVo”) adopted the recommendation of the Audit Committee to dismiss its independent auditors, Arthur Andersen LLP (“Arthur Andersen”), and to engage KPMG LLP, subject to completion of their normal due diligence procedures, to serve as its new independent auditors for its fiscal year ending January 31, 2003.

The reports of Arthur Andersen on the consolidated financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the two most recent fiscal years and through the date of this Form 8-K there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on TiVo’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

TiVo has provided Arthur Andersen with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter, dated May 10, 2002, stating its agreement with such statements.

During the two most recent fiscal years and through the date of this Form 8-K, neither TiVo nor anyone acting on our behalf consulted KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on TiVo’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.    Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Exhibit
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 10, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date:	May 15, 2002	By:	/s/ David H. Courtney
David H. Courtney Chief Financial Officer and Executive Vice President, Worldwide Operations and Administration (Principal Financial and Accounting Officer)

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INDEX TO EXHIBITS

Exhibit No.	Description
*16	Letter of Arthur Andersen LLP to the Securities and Exchange Commission, dated May 10, 2002.

*	Filed herewith